UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2024

Structure Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41608	98-1480821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Gateway Blvd., Suite 900 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (628) 229-9277

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name Of Each Exchange
Title of Each Class	Trading Symbol(s)	On Which Registered
American Depositary Shares (ADSs), each representing three ordinary shares, par value $0.0001 per ordinary share	GPCR	Nasdaq Global Market

Ordinary shares, par value $0.0001 per share*		Nasdaq Global Market*

* Not for trading, but only in connection with the registration of the American Depositary Shares

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On June 3, 2024, Structure Therapeutics Inc. (the Company) issued a press release and will be hosting a conference call and webcast to discuss positive topline data from its Phase 2a obesity study and capsule to tablet PK study for its oral non-peptide small molecule GLP-1 receptor agonist, GSBR-1290.

Copies of the press release and investor presentation the Company intends to use during the conference call and webcast are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, respectively.

The information set forth in this Item 7.01 and in the press release and investor presentation attached hereto as Exhibits 99.1 and 99.2, respectively, is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that Section.  The information set forth in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates it by reference.

Item 8.01 Other Events.

GSBR-1290 – Phase 2a Topline Results Summary

•	In the Phase 2a obesity study, GSBR-1290 demonstrated a clinically meaningful and statistically significant placebo-adjusted mean decrease in weight of 6.2% (p<0.0001, using least-squares means (LSM) and analyzed based on the primary efficacy estimand using a mixed model for repeated measures) at 12 weeks. At Week 12, 67% of GSBR-1290 treated participants achieved ≥6% weight loss and 33% achieved ≥ 10% weight loss, compared to 0% for placebo.

•	A capsule to tablet PK study designed to explore a new tablet formulation of GSBR-1290 demonstrated a placebo-adjusted mean weight loss of up to 6.9% (p<0.0001, using LSM and analyzed based on the primary efficacy estimand using a mixed model for repeated measures) with the tablet formulation at 12 weeks. In addition, the tablet formulation demonstrated comparable exposure to the prior capsule formulation and pharmacokinetic data support dose proportional exposure and a once-daily dose profile of GSBR-1290.

•	GSBR-1290 demonstrated generally favorable safety and tolerability results following repeated, daily dosing up to 120mg. As expected for the GLP1-RA drug class, leading adverse events (AEs) were gastrointestinal (GI)-related and the two most common AEs were nausea and vomiting. GI-related adverse events were generally observed early in treatment and attenuated after titration was completed. AE-related study discontinuations ranged from 5% in the Phase 2a obesity study to 11% in the capsule to tablet PK study. There were zero cases of drug-induced liver injury or persistent liver enzyme elevations reported across the two studies.

GSBR-1290 Phase 2b Obesity Study Expected to Begin in Fourth Quarter 2024

The Company plans to submit an IND to the FDA in the third quarter of 2024 to support initiation of trials in chronic weight management and thereafter initiate a Phase 2b obesity study of GSBR-1290 in the fourth quarter of 2024. The 36-week global study is expected to use the tablet formulation of GSBR-1290 and include approximately 300 participants to be treated with multiple doses and dose titration regimens.

Phase 2a Study of GSBR-1290 in Obesity

The double-blind, 12-week placebo-controlled Phase 2a clinical trial enrolled 64 healthy overweight or obese participants that were randomized to GSBR-1290 120mg (n=37) or placebo (n=27), dosed once daily with weekly dose titrations.

GSBR-1290 Capsule to Tablet PK Study

The 12-week placebo-controlled capsule to tablet PK study (n=54) was designed to evaluate the tolerability, safety and pharmacokinetics of a new tablet formulation of GSBR-1290 and assess three different dosing and titration regimens, while exploring changes in weight during the 12-week duration. Based on the results with the new tablet formulation, Structure anticipates using the tablet formulation for future studies starting with the planned 36-week Phase 2b obesity study.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning the Company’s future plans and prospects, the potential to become a best-in-class oral small molecule GLP-1RA as well as an ideal backbone for future combination therapeutics for the treatment of obesity and related diseases, any expectations regarding the safety, efficacy, tolerability or once-daily dosing of GSBR-1290, including based on the clinical update from the Company’s Phase 2a obesity study and capsule to tablet PK study, and other candidates under development, the ability of GSBR-1290 to treat T2DM, obesity or related indications, the planned IND submission and initiation and number of expected patients of the Company’s Phase 2b obesity study and Phase 2 development plan in T2DM and the timing thereof, respectively and the planned timing of the continued development of GSBR-1290. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to the Company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, efficacy, performance or events and circumstances could differ materially from those expressed or implied in the Company’s forward-looking statements due to a variety of risks and uncertainties, which include, without limitation, risks and uncertainties related to topline results that the Company reports is based on a preliminary analysis of key efficacy and safety data, and such data may change following a more comprehensive review of the data related to the clinical trial and such topline data may not accurately reflect the complete results of a clinical trial, the preliminary nature of the results due to length of the study and sample size and results from earlier clinical trials not necessarily being predictive of future results, including the results using the LSM and mixed model for repeated measures which uses all available data, including data from patients who did not follow-up at 12 weeks, and estimates how patients with missing data would have responded based on patients who continued the study and had similar baseline characteristics (implicit imputation), potential delays in the IND submission or commencement, enrollment and completion of the Company’s planned Phase 2 trials, including the Company will need to receive allowance from the FDA to proceed before initiating the planned Phase 2b trial, the Company’s ability to advance GSBR-1290, LTSE-2578, ANPA-0073 and its other therapeutic candidates, obtain regulatory approval of and ultimately commercialize the Company’s therapeutic candidates, competitive products or approaches limiting the commercial value of the Company’s product candidates, the timing and results of preclinical and clinical trials, the Company’s ability to fund development activities and achieve development goals, the impact of any global pandemics, inflation, supply chain issues, rising interest rates and future bank failures on the Company’s business, its ability to protect its intellectual property and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC on May 9, 2024, and future reports the Company may file with the SEC from time to time. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 3, 2024.

99.2	Investor Presentation, dated June 3, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Structure Therapeutics Inc.

Date: June 3, 2024	By:	/s/ Raymond Stevens
Raymond Stevens, Ph.D.
Chief Executive Officer